UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2011

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On March 14, 2011, SED International Holdings, Inc. a Georgia corporation (AMEX: SED) (the “Company”) entered into a Lease Agreement with Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Lease”) pursuant to which in August 2011 its corporate headquarters and distribution facility in Tucker, Georgia will be relocated to Gwinnett County, Georgia, subject to the Landlord’s timely completion of certain agreed upon improvements to the premises.  The Lease is a triple net lease for approximately 72,000 square feet of office and warehouse space and a term of 11 years beginning by approximately September 2011.  The base rent for the premises from the first year through the final year of the Lease ranges from approximately $248,000 to approximately $317,500, not including any landlord rent concessions during the first two years of the Lease.  Management believes that the rent payable under the Lease reflects current local market rent rates for a similar facility.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01: Other Events.

On March 18, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 with respect to its entry into the Lease.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement between the Company and Highwoods Realty Limited Partnership
99.1	Press Release dated March 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated:  March 18, 2011

By: /s/ Jonathan Elster

Jonathan Elster,

Chief Executive Officer

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